May 7, 2020 Conduent Q1 2020 Earnings Results

Cautionary Statements Forward-Looking Statements This document contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” "aim," and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. These forward-looking statements are also subject to the significant continuing impact of the novel coronavirus (COVID-19) pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: the impact of the ongoing COVID-19 pandemic; government appropriations and termination rights contained in our government contracts; risk and impact of potential goodwill and other asset impairments; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; risk and impact of geographical events, natural disasters and other factors (such as pandemics) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from, or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non- GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. 2

Business Update “Throughout the Coronavirus pandemic, Conduent has continued to provide critical services to our customers and their end-users, while ensuring the health and safety of our greatest asset – our associates” – Cliff Skelton, CEO 3

Q1 2020 Highlights

CONDUENT

Business Update	• Q1 Revenue of $1,051M, above expectations • Q1 Adj. EBITDA(1) of $96M, below expectations primarily driven by COVID-19 • $324M in new business signings in Q1 2020; up 44% Y/Y • Launched COVID-19 module for Maven Diseases Surveillance and Outbreak Management Software • Avg monthly technology incident rate improved by >50% Y/Y
COVID-19 Response	• Continuing to serve as trusted partner and meet client expectations throughout the crisis • Shifted ~75% of workforce to Work-From-Home (WFH), 100% of non-essential front-line • Focus on safety of essential associates with social distancing and increased sanitization • Cost mitigation actions underway
Strategic Updates	• Re-prioritizing investments based on COVID-19 response and near-term priorities • Remain focused on long-term cost savings and transformation • Adjusting operating model for post-COVID-19 "next-normal"

(1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted EBITDA. This metric is adjusted to exclude divestitures and other items.

4

COVID-19 Business Continuity Response ACTION FEEDBACK “Thankful for honest, transparent, and open • Health plan and time off flexibility communication.” • ~75% shifted to work-from-home "Thanks for you leadership and encouragement, ASSOCIATE • Increased leadership communication and your honesty about the situation." • Increased sanitation and social distancing for required on-site essential associates "Love this. Absolute transparency, courage and leading from the front. #ProudToBeConduent!" "I want to thank you for the tremendous effort you have contributed to expediting this process." - Insurance Company • Diverting volumes to different geographies and remote work "I want to personally thank Conduent as we've CLIENT asked your team to jump through another set of • Monitoring performance and delivery success hoops." • Meeting client commitments - Healthcare Payer • Increased client communications "The Maven system, as you know, is our system of truth in Massachusetts. It’s actually very robust." 5

FY2020: Estimated COVID-19 and Related Impacts HEADWIND NEUTRAL TAILWIND Commercial Customer Transaction HRLS Healthcare Experience Processing Government Healthcare and Government Eligibility Services Transportation Tolling Curbside Transit Public Safety Management Note: Positioning within category not indicative of relative impact. 6

Spotlight on Government Services Business

CONDUENT

	CNDT Footprint	Current Market Opportunities
SUPPLEMENTAL NUTRITION ASSISTANCE	26 States	• Serve ~50% of US volumes; Seeing >50% increases in card recipients • Incremental opportunity in subsidized lunch programs
UNEMPLOYMENT	11 States	• Unemployment debit cards issued are increasing • Revenues based on accounts and card spending
ELIGIBILITY	8 States	• Supporting various government programs • Generally paid per call • Increased eligibility program activity
DISEASE TRACKING (MAVEN)	38 Government Agencies	• Expect more traction as Governments and Businesses look to implement contact tracing
MEDICAID	18 States	• Expected to be stable as pricing is primarily fixed fee
CHILD SUPPORT	11 States	• Lower collections due to economy / unemployment

7

Adapting our Transformation Plan Adapting our Transformation Plan to "next normal" post COVID-19 in an evolving environment GROWTH EFFICIENCY QUALITY • COVID-19 related • Immediate cost take out • Show continued improvement opportunities actions in delivery performance ◦ Contact tracing • Automation deployment metrics ◦ Stimulus program support using Machine Learning • Continued positive client ◦ Disease tracking 2020 Extraction Technology feedback • Go-to-market upgrades • Real Estate optimization • Compliance and security • More modest investments for leveraging work-from-home protocols near-term returns • Adapt operating model for • Optimize, Enhance, and • Data center migration and post-COVID-19 environment Expand portfolio investments consolidation • Real estate and remote work • Healthcare Claims • Robust product management 2021+ strategy roll out • Resiliency as a Service for process • Continue to expand BCP • Scalable, agile product automation, AI and Machine • Analytics and AI development Learning 8

Financials Update 9

Business Update: COVID-19 Impact in Q1 2020

CONDUENT

REVENUE[(1)]

~$(14)M

Net COVID-19 Q1 Impact

Total Q1 2020 Results:
$1,051M; down (6.3)% Y/Y, down (6.0)% in CC

Positives:
- Government volumes (SNAP & Unemployment)

Negatives:
- Tolling, curbside management, and transit
- Customer Experience declines (retail and tech)
- BenefitWallet interest rate
- Transaction Processing volumes
- Child support volumes

ADJUSTED EBITDA[(1)]

~$(9)M

Net COVID-19 Q1 Impact

(includes benefit of mitigating cost actions)

Total Q1 2020 Results:
$96M, down (21.3)% Y/Y

Positive:
- Lower travel expense and cost actions
- Government volumes

Negatives:
- BenefitWallet interest rate impact flows through to profit
- Flow through from COVID-19 revenue impact
- Higher spend to support work-from-home and increased sanitation

(1) Refer to Appendix for complete Non-GAAP reconciliations of revenue and adjusted EBITDA. These metrics are adjusted to exclude divestitures and other items.

10

Q1 2020 P&L Metrics Revenue(1) Adj. Operating Income(1) $1,500M $75M $68M $1,122M $1,051M $1,000M $50M (6.3)% Y/Y (44.0)% Y/Y $38M (6.0)% in CC $500M $25M $—M $—M Q1 '19 Q1 '20 Q1 '19 Q1 '20 GAAP: $1,158M $1,051M GAAP: $(338)M $(51)M Adj. EBITDA(1) $150M (1) $122M • Revenue : primarily down due to client attrition, volume and COVID-19 impacts $96M $100M (21.3)% Y/Y • Adj. Operating Income(1) and Adj. EBITDA(1): down due to revenue pressure and COVID-19 $50M impacts $—M • Adj. EBITDA Margin(1): 9.1%, down (180) bps Y/Y Q1 '19 Q1 '20 As Reported(2): $123M $96M (1) Refer to Appendix for complete Non-GAAP reconciliations of revenue, adjusted operating income and adjusted EBITDA/margin. These metrics are adjusted to exclude divestitures and other items. 11 (2) Includes divested businesses.

Q1 2020 P&L by Segment

CONDUENT

Revenue[(1)]


Transportation, $189M
2.7% Y/Y
3.1% in CC
Government, $290M
(10.8)% Y/Y
(10.7)% in CC
Commercial, $572M
(6.5)% Y/Y
(6.1)% in CC

- **Commercial:** declines driven by runoff from prior year lost business and COVID-19 related impact, including BenefitWallet interest rate impact
- **Government:** declines driven by California Medicaid contract loss and other prior year lost business
- **Transportation:** growth in transit business partially offset by COVID-19 impacts and run off from prior year lost business

Adj EBITDA[(1)] Contributions


(17)% Y/Y
$115M
11% Y/Y
$99M
14% Y/Y
$32M
$(150)M
$96M
Commercial
Government
Transportation
Unallocated Shared and Other (2)
Adjusted EBITDA

- **Commercial:** decrease driven by revenue pressure, COVID-19 impacts, and discrete cost items; margin 20.1% down (260) bps Y/Y
- **Government:** increase driven lower margin CAMMIS rolling off and reduced IT costs; margin 34.1% up 670 bps Y/Y
- **Transportation:** increase driven by reduced IT spend; margin 16.9% up 170 bps Y/Y
- **Unallocated shared costs:** increase Y/Y driven primarily due to a prior year IT credit

(1) Refer to Appendix for complete Non-GAAP reconciliations of revenue and adjusted EBITDA/margin. Revenue and Adjusted EBITDA exclude impact from divested operations and other items.
(2) Includes $(147) million in Unallocated Shared Infrastructure and Corporate related plus $(3) million of Other adjusted EBITDA.

12

Key Sales Metrics TCV Signings New Logo & Capability + Existing Add-On $1,000M $400M $42M $500M $200M $148M $485M $515M $101M $282M $727M $512M $506M $132M $112M $180M $328M $324M $124M $225M $234M $209M $101M $97M $—M $—M Q1' 19 Q2' 19 Q3' 19 Q4' 19 Q1' 20 Q1' 19 Q2' 19 Q3' 19 Q4' 19 Q1' 20 New Business Renewal New Logo/New Capability Existing Add-On Total New Business Pipeline • New Business TCV signings of $324M, up 44% Y/Y $30B $22B $20B $21B $21B • Pipeline remains stable $20B $18B • Sales headcount highest since Q2 2019 $10B • Renewal rate of 93% in Q1 2020 $—B Q1' 19 Q2' 19 Q3' 19 Q4' 19 Q1' 20 13 Note: All metrics on page are adjusted to exclude divested operations as required.

Q1 2020 Cash Flow and Balance Sheet Q1 2020 Cash Balance Balance Sheet ($ in millions) 12/31/2019 3/31/2020 $505M (3) Total Cash $505 $413 $150M (3) 1,514 1,656 $413M Total Debt Term Loan A(4,5) due 2022 664 652 $(97)M $(27)M Term Loan B(4) due 2023 824 822 — 150 $(118)M Revolving Credit Facility due 2022 10.5% Senior Notes due 2024 34 34 Capital Leases 17 20 Net adjusted leverage ratio(6) 2.1x 2.7x • Q1 Adj. Free Cash Flow(1): $(97)M Debt Maturity(5,7) Cash Adjusted Less Revolver Other Cash End • Q1 Capex as % of revenue: 2.3% Beginning Free Cash Texas Borrowing(2) Financing of Period of Period Flow (1) Litigation and Other $799M Payments Adjustments $715M (2) • $150M drawn down on revolver (8) (1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow. (2) $518M of available capacity under Revolving Credit Facility as of March 31, 2020. Revolver matures December 2022. (3) Total Cash includes $18M of restricted cash and Total debt excludes deferred financing costs. (4) Revolving credit facility and Term Loan A interest rate is LIBOR + 175 bps; Term Loan B is LIBOR + 250 bps. $32M $78M $34M (5) Term Loan A includes EUR 242M, converted to USD conversion rates on March 31, 2020. (6) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses 2020 2021 2022 2023 2024 total Debt which excludes deferred financing costs. (7) Debt maturity amounts exclude $20M of capital leases and $(22)M of debt issuance costs and unamortized discounts. (8) Includes net cash used by investing activities, net cash used by financing activities (except for cash already included in Adjusted Free Cash Flow), and other adjustments that impacted cash which were adjusted out of Adjusted Free Cash Flow. 14

Q&A 15

Appendix 16

Modeling Considerations

CONDUENT

Metric	FY2020 Commentary
Taxes	• FY2020 Cash income taxes: ~$40M in cash income taxes, including ~$5M benefit related to CARES Act • Payroll taxes: ~$65M of estimated payroll tax withholding will be deferred to 2021/2022 based on current employment levels
Restructuring	• Expect ~$60M of spend in FY2020
Cash Interest	• Expect cash interest of $55 - 60M
Capex	• Reduced Capex to ~$140M for FY2020
Texas Litigation Payments	• Final $118M paid in January 2020
COVID-19 Related	• Transportation volume decline expected to continue during stay-at-home orders • BenefitWallet impacts expected for the duration of the year

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Definitions TCV: Total contract value. Signings are defined as estimated future revenues from contracts signed during the period, including renewals of existing contracts. Total Contract Value (TCV) is the estimated total contractual revenue related to signed contracts. Excludes the impact of divested business as required. Renewal Rate: Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Excludes the impact of divested business as required. New Business New Logo & New Capability Revenue: TCV of new contract signed with new clients or new or expanded capabilities with an existing client. New Business Existing Add-On Revenue: TCV of new contract signed with existing client for increased or "add-on" volume related to an existing offering or capability. Total New Business Pipeline: Total New Business TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. 18

Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items as applicable to the particular measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charge related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain significant terminated contracts that are subject to litigation. • Other charge (credit). This comprises other (income) expenses, net, costs associated with the Company not fully completing the State of New York Health Enterprise Platform project and the Health Enterprise Medical platform projects in California and Montana and other adjustments. • Divestitures. (Revenue) / (Income) loss from divestitures. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 19

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures. 20

Non-GAAP Financial Measures Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. 21

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance- based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Note, as of 3/31/2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change. Adjusted Free Cash Flow Adjusted free cash flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions, and debt buyback tax benefit, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, NY MMIS, CA MMIS, HE charge/(credit), goodwill impairment, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. 22

Non-GAAP Reconciliations: Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Effective Tax, Adjusted Operating Income (Loss) and Adjusted EBITDA (in millions) Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED REVENUE Revenue $ 1,051 $ 4,467 $ 1,099 $ 1,098 $ 1,112 $ 1,158 Adjustment: Divestitures(1) — (36) — — — (36) Adjusted Revenue $ 1,051 $ 4,431 $ 1,099 $ 1,098 $ 1,112 $ 1,122 ADJUSTED NET INCOME (LOSS) Income (Loss) From Continuing Operations $ (49) $ (1,934) $ (581) $ (16) $ (1,029) $ (308) Adjustments: Amortization of acquired intangible assets(2) 60 246 62 61 61 62 Restructuring and related costs 7 71 21 8 26 16 Goodwill impairment — 1,952 601 — 1,067 284 (Gain) loss on divestitures and transaction costs 4 25 6 3 2 14 Litigation costs (recoveries), net 6 17 2 2 1 12 Other charges (credits) (5) (5) (1) (8) 5 (1) Total Non-GAAP Adjustments 72 2,306 691 66 1,162 387 Income tax adjustments(3) (9) (232) (69) (13) (103) (47) Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 14 $ 140 $ 41 $ 37 $ 30 $ 32 23

CONTINUED (in millions) Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED EFFECTIVE TAX Income (Loss) Before Income Taxes $ (51) $ (2,106) $ (635) $ (14) $ (1,119) $ (338) Adjustment: Total Non-GAAP Adjustments 72 2,306 691 66 1,162 387 Adjusted PBT (Before Adjustment for Divestitures) 21 200 56 52 43 49 Divestitures(1) — (1) — — — (1) Adjusted PBT $ 21 $ 199 $ 56 $ 52 $ 43 $ 48 Income tax expense (benefit) $ (2) $ (172) $ (54) $ 2 $ (90) $ (30) Income tax adjustments(3) 9 232 69 13 103 47 Adjusted Income Tax Expense (Benefit) 7 60 15 15 13 17 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 14 $ 140 $ 41 $ 37 $ 30 $ 32 ADJUSTED OPERATING INCOME (LOSS) Income (Loss) Before Income Taxes $ (51) $ (2,106) $ (635) $ (14) $ (1,119) $ (338) Adjustment: Total non-GAAP adjustments 72 2,306 691 66 1,162 387 Interest expense 17 78 18 20 20 20 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 38 278 74 72 63 69 Divestitures(1) — (1) — — — (1) Adjusted Operating Income (Loss) $ 38 $ 277 $ 74 $ 72 $ 63 $ 68 24

CONDUENT

CONTINUED

(in millions)	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED EBITDA						
Income (Loss) From Continuing Operations	$ (49)	$ (1,934)	$ (581)	$ (16)	$ (1,029)	$ (308)
Income tax expense (benefit)	(2)	(172)	(54)	2	(90)	(30)
Depreciation and amortization	117	459	117	115	112	115
Contract inducement amortization	1	3	1	1	—	1
Interest expense	17	78	18	20	20	20
EBITDA Before Adjustment for Divestitures	84	(1,566)	(499)	122	(987)	(202)
Divestitures[1]	—	(1)	—	—	—	(1)
EBITDA	84	(1,567)	(499)	122	(987)	(203)
Adjustments:						
Restructuring and related costs	7	71	21	8	26	16
Goodwill impairment	—	1,952	601	—	1,067	284
(Gain) loss on divestitures and transaction costs	4	25	6	3	2	14
Litigation costs (recoveries), net	6	17	2	2	1	12
Other charges (credits)	(5)	(5)	(1)	(8)	5	(1)
Adjusted EBITDA Before Adjustment for Divestitures	$ 96	$ 494	$ 130	$ 127	$ 114	$ 123
Adjusted EBITDA	$ 96	$ 493	$ 130	$ 127	$ 114	$ 122

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

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Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjust ed Diluted EPS, Adjusted Effective Tax, Adjusted Operating Margin and Adjusted EBITDA Margins for the Non-GAAP reconciliations (Amounts are in whole dollars, shares are in thousands and margins are in %) Q1 2020 FY 2019 Q4 2019 Q3 2019 Q2 2019 Q1 2019 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 211,093 209,318 211,190 209,626 208,496 207,944 Adjustments: Stock options — — — — 7 27 Restricted stock and performance units / shares 278 2,157 2,106 1,509 2,814 2,783 Adjusted Weighted Average Common Shares Outstanding 211,371 211,475 213,296 211,135 211,317 210,754 Diluted EPS from Continuing Operations $ (0.24) $ (9.29) $ (2.76) $ (0.09) $ (4.94) $ (1.49) Adjustments: Total non-GAAP adjustments 0.33 11.01 3.26 0.31 5.56 1.85 Income tax adjustments(2) (0.04) (1.10) (0.32) (0.06) (0.49) (0.22) Adjusted Diluted EPS Before Adjustment for Divestitures $ 0.05 $ 0.62 $ 0.18 $ 0.16 $ 0.13 $ 0.14 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 3.9% 8.2% 8.5% (14.3)% 8.0% 8.9 % Adjustments: Total non-GAAP adjustments 29.4 21.8 18.3 43.1 22.2 25.8 Adjusted Effective Tax Rate(2) 33.3% 30.0% 26.8% 28.8% 30.2% 34.7% 26

CONTINUED

(Margins are in %)	Q1 2020	FY 2019	Q4 2019	Q3 2019	Q2 2019	Q1 2019
ADJUSTED OPERATING MARGIN						
Income (Loss) Before Income Taxes Margin	(4.9)%	(47.1)%	(57.8)%	(1.3)%	(100.6)%	(29.2)%
Adjustments:						
Total non-GAAP adjustments	6.9	51.6	62.9	6.1	104.5	33.5
Interest expense	1.6	1.7	1.6	1.8	1.8	1.7
Margin for Adjusted Operating Income Before Adjustment for Divestitures	3.6	6.2	6.7	6.6	5.7	6.0
Divestitures[3]	—	0.1	—	—	—	0.1
Margin for Adjusted Operating Income	3.6 %	6.3 %	6.7 %	6.6 %	5.7 %	6.1 %
ADJUSTED EBITDA MARGIN						
EBITDA Margin Before Adjustment for Divestitures	8.0 %	(35.1)%	(45.4)%	11.1 %	(88.8)%	(17.4)%
Divestitures[3]	—	(0.3)	—	—	—	(0.7)
EBITDA Margin	8.0	(35.4)	(45.4)	11.1	(88.8)	(18.1)
Total non-GAAP adjustments	1.1	46.2	57.2	0.5	99.1	28.0
Divestitures[3]	—	0.3	—	—	—	0.7
Adjusted EBITDA Margin Before Adjustment for Divestitures	9.1	11.1	11.8	11.6	10.3	10.6
Divestitures[3]	—	—	—	—	—	0.3
Adjusted EBITDA Margin	9.1 %	11.1 %	11.8 %	11.6 %	10.3 %	10.9 %

1. *Average shares for the 2020 and 2019 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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Non-G AAP Reconciliation: Adj. Free Cash Flow Three Months Ended March 31, (in millions) 2020 2019 Operating Cash Flow $ (192) $ (49) Cost of additions to land, buildings and equipment (11) (53) Proceeds from sales of land, buildings and equipment — 1 Cost of additions to internal use software (13) (17) Tax payment related to divestitures — 2 Free Cash Flow $ (216) $ (116) Free Cash Flow $ (216) $ (116) Transaction costs 1 3 Texas litigation payments 118 20 Adjusted Free Cash Flow $ (97) $ (93) 28

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